FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2017

Sarepta Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14895 (Commission File Number)	93-0797222 (IRS Employer Identification No.)

215 First Street

Suite 415

Cambridge, MA 02142

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (617) 274-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Planned Resignation of Dr. Kaye

On April 24, 2017, Edward M. Kaye, M.D., President, Chief Executive Officer and a director on the Board of Directors (the “Board”) of Sarepta Therapeutics, Inc. (the “Company”), informed the Board of the Company of his intention to resign as President and Chief Executive Officer upon the conclusion of his current employment term on September 20, 2017 or some other future date. Dr. Kaye will continue to serve as a director following his resignation as President and Chief Executive Officer.

Dr. Kress Not Standing For Re-election

Also on April 24, 2017, Jean-Paul Kress, M.D., a director of the Company, informed the Board that, in anticipation of time commitments and a possible conflict of interest associated with his future endeavors, he has elected to not stand for re-election and will complete his term on the Board at the conclusion of the Company’s 2017 annual meeting of stockholders. Dr. Kress’s decision to not stand for re-election was not because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks Dr. Kress for his full term of service as a director and wishes him well in his future endeavors.

Severance Letter Agreements with Named Executive Officers, other than Dr. Kaye

In connection with Dr. Kaye’s announcement of his intention to resign as the Company’s President and Chief Executive Officer, on April 27, 2017, the Company entered into a severance letter agreement with each of the Company’s named executive officers, as identified in the Company’s proxy statement filed on April 27, 2017, other than Dr. Kaye (collectively, the “Severance Letters”). The named executive officers are (i) Sandesh Mahatme, the Company’s Executive Vice President, Chief Financial Officer and Chief Business Officer, (ii) Alexander “Bo” Cumbo, the Company’s Senior Vice President, Global Commercial Development, (iii) David Tyronne Howton, Jr., the Company’s Senior Vice President, General Counsel and Corporate Secretary and (iv) Shamim Ruff, the Company’s Senior Vice President, Regulatory Affairs and Quality.

Under the Severance Letters, if, during the “Termination Period,” the named executive officer is terminated without “Cause” or resigns for “Good Reason” (as each term is defined below) on or following the Company’s hiring of a new Chief Executive Officer who is not currently employed by the Company (or in connection with, or otherwise relating to such hire), then in addition to any accrued benefits (as set forth in the Severance Letters), the Company will provide the named executive officer with the following, subject to his or her execution, delivery, and non-revocation of a release of claims in favor of the Company and its affiliates:

•	Severance equal to (i) in the case of such termination between August 1, 2017 and May 31, 2018, 1.5 times the sum of the named executive officer’s annual base salary and his or her target bonus for the year of termination, paid in equal installments over the eighteen-month period following his or her date of termination with respect to the salary component and paid in a lump sum with respect to the bonus component; or (ii) in the case of such termination between June 1, 2018 and January 31, 2019, 1.0 times the sum of the named executive officer’s annual base salary and his or her target bonus for the year of termination, paid in equal installments over a twelve-month period following his or her date of termination with respect to the salary component and paid in a lump sum with respect to the bonus component (such eighteen-month or twelve month period, the “severance period”).

•	A monthly amount of the COBRA continuation coverage premium under the Company’s group health plans, subject to the named executive officer’s co-payment of the applicable active employee rate, paid until the end of the applicable severance period or, if earlier, the date the named executive officer becomes eligible for group health insurance coverage through a new employer.

•	Vesting of each outstanding equity award granted to the named executive officer, as follows: (i) continued vesting during the applicable severance period for his or her unvested equity awards which, as of the date of the named executive officer’s termination, have no performance requirements or have performance requirements and/or milestones that have been satisfied; (ii) accelerated vesting of the portion of his or her unvested restricted stock awards that would have otherwise vested during the applicable severance period; (iii) except for the September 2016 performance-based restricted stock award subject to a revenue milestone target through June 30, 2018 (the “September 2016 RSA”), accelerated vesting of equity awards with performance requirements and/or milestones that were not satisfied as of the date of the named executive officer’s termination, if such performance requirements and/or milestones are actually achieved during the first six months following the named executive officer’s termination, without regard to any further time-based vesting requirement; and (iv) accelerated vesting of the named executive officer’s September 2016 RSA on the date of the actual achievement of the performance milestone by June 30, 2018, without regard to any further time-based besting requirement. Equity awards that are not vested by the dates set forth above are forfeited and cancelled in their entirety.

The Severance Letters also provide the named executive officers with the right to exercise their options for a period of no less than 90 days from the end of the applicable severance period (but not beyond the option term) and the right to payment of other equity awards that vest during the applicable severance period, payable within 30 days following the end of the last vesting date.

The Severance Letters also require the named executive officers not to compete, directly or indirectly, with us while employed by us and for a period of one year thereafter plus any additional period during which the named executive officer receives severance payments, continuation coverage payments or continued vesting. In addition, the Severance Letters require the named executive officers not to solicit our employees to leave their employment and not to solicit any of our customers to purchase goods or services sold by the Company from another person or entity.

Terms as used and defined in the Severance Letters:

•	“Termination Period” means the period starting August 1, 2017 and ending on January 31, 2019.

•

“Cause” generally means, with respect to the named executive officer, subject to certain notice and cure provisions: (i) his or her substantial and repeated failure to attempt in good faith to perform his or her duties or follow the reasonable and legal written direction of the Chief Executive Officer or the Board; (ii) his or her willful material misconduct with respect to any material aspect of the business of the Company; (iii) the indictment for, conviction of, or pleading of guilty or nolo contendere to, a felony or any crime involving moral turpitude; (iv) his or her performance of any material act of theft, fraud or malfeasance in connection with the performance of duties; (v) the triggering of disclosures under the federal securities law arising out of certain acts or omissions of the named executive officer; or (vi) a material breach of the Severance Letter or a material violation of the Company’s code of conduct or other written material policy.

•	“Good Reason” generally means, with respect to the named executive officer, subject to certain notice and cure provisions: (i) material diminution in his or her base salary at the rate or his or her bonus target at the percentage, in each case, in effect immediately prior to the reduction or the failure to pay him or her any salary or any earned and due bonus or incentive payments; (ii) material diminution in his or her duties, authorities or responsibilities; or (iii) a relocation of his or her work location by more than 50 miles.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sarepta Therapeutics, Inc.

Date: April 27, 2017	By:	/s/ Edward M. Kaye, M.D.
	Name: Title:	Edward M. Kaye, M.D. President and Chief Executive Officer

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